Exhibit 3.1

AMENDMENT NO. 1

TO THE

THIRD AMENDED AND RESTATED BY-LAWS

OF

DUKE REALTY CORPORATION

Duke Realty Corporation’s Third Amended and Restated By-Laws are hereby amended by deleting Sections 3.01 and 3.03 in their entirety and by substituting in lieu thereof new Sections 3.01 and 3.03 to read as follows:

Section 3.01. Certificates; Direct Registration System. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Indiana Business Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued.  The interest of each shareholder in the Corporation’s capital stock may be evidenced by one or more certificates representing shares of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt.  Unless otherwise determined by the Directors, any such certificates shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary and shall be countersigned by a transfer agent, and registered by a registrar, if any, and such signatures may be via facsimile or other electronic means.  There shall be filed with each transfer agent a copy of any such form of certificate so approved by the Board of Directors, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Directors approve some other form.

The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange (or its successor) or any other securities exchange or automated quotation system on which shares of the Company’s capital stock may from time to time be listed for quotation and trading.

Section 3.03. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the directions of the Board of Directors, which shall contain the names and addresses of the Corporation’s shareholders, the number of shares of the Corporation’s capital stock held by them respectively, and, if such shares of capital stock are certificated, the numbers of the certificates representing such shares, and in which there shall be recorded all transfers of shares of the Corporation’s capital stock. The Corporation, the Board of Directors, and the officers, employees and agents of the Corporation, shall be entitled to deem the Persons in whose names any such certificates are registered on the records of the Corporation to be the absolute owners of the shares of the Corporation’s capital stock represented thereby for all purposes; but nothing herein shall be deemed to preclude the Board of Directors or the officers, employees or agents of the Corporation, from inquiring as to the actual ownership of any such shares of the Corporation’s capital stock. Until a transfer of shares of the Corporation’s capital stock is duly effected on the records of the Corporation, the Board of Directors shall not be affected by any notice of such transfer, either actual or constructive.

Subject to any restrictions on transfer, and unless otherwise provided by the Board of Directors, shares of the Corporation’s capital stock may be transferred, and such transfers shall be made upon the records of the Corporation.  If such shares of the Corporation’s capital stock are issued in certificated form, then those shares shall be transferable on the records of the Corporation only by the record holder thereof or by his or her agent thereunto duly authorized in writing upon delivery to the Board of Directors, or a properly acting transfer agent, of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization, and payment of all necessary transfer taxes, and of other matters as may reasonably be required by the Board of Directors or such transfer agent.  Upon such delivery, the transfer shall be recorded in the records of the Corporation and, absent instructions to the contrary, a new certificate for such shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the shares represented by any certificate, a new certificate for the balance shall be issued to the transferor.  Any Person becoming entitled to any shares of the Corporation’s capital stock in consequence of the death of a shareholder or otherwise by operation of law shall be recorded as the holder of such shares and may receive a new certificate therefore, but only upon delivery to the Board of Directors, or a properly acting transfer agent, of instruments and other evidence required by the Board of Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such shares and such releases from applicable governmental authorities as may be required by the Board of Directors or the transfer agent. With respect to certificated shares of the Corporation’s capital stock, every such certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation, or the properly acting transfer agent thereof.  In case of the loss, mutilation or destruction of any certificate for shares of the Corporation’s capital stock, the Directors may issue or cause to be issued a replacement certificate upon proof, satisfactory to the Directors of ownership of such lost, mutilated or destroyed certificate. Nothing in these By-Laws shall impose upon the Board of Directors, or a properly acting transfer agent, a duty or limit their rights to inquire into adverse claims.  If the shares of the Corporation’s capital stock are issued in uncertificated form, then those shares may be transferred upon receipt of proper transfer instructions from the registered holder of the uncertificated shares, or from his or her agent thereunto duly authorized, in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form.